Exhibit 8.1

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                                                    Subsidiaries
                                                    ------------
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Name                                       Vessel/Activity      Country of    Ownership
                                                             Incorporation   Percentage
Granite Shipping Co. Ltd.                    Front Granite         Bahamas         100%
Frontline Management (Bermuda) Ltd      Management company         Bermuda         100%
ICB Shipping (Bermuda) Limited          Management company         Bermuda         100%
Mosvold Shipping Limited                   Holding company         Bermuda         100%
Golden Current Limited                              Opalia     Isle of Man         100%
Ariake Transport Corporation                        Ariake         Liberia       33.33%
Bonfield Shipping Ltd.                        Front Driver         Liberia         100%
Dundee Navigation SA                                Dundee         Liberia        50.1%
Edinburgh Navigation SA                          Edinburgh         Liberia        50.1%
Fourways Marine Limited                       Front Spirit         Liberia         100%
Front Ardenne Inc.                           Front Ardenne         Liberia         100%
Front Brabant Inc.                           Front Brabant         Liberia         100%
Front Eagle Corporation                        Front Eagle         Liberia         100%
Front Falcon Inc                              Front Falcon         Liberia         100%
Front Glory Shipping Inc.                      Front Glory         Liberia         100%
Front Pride Shipping Inc.                      Front Pride         Liberia         100%
Front Saga Inc                                  Front Page         Liberia         100%
Front Serenade Inc.                         Front Serenade         Liberia         100%
Front Splendour Shipping Inc.              Front Splendour         Liberia         100%
Front Stratus Inc.                           Front Stratus         Liberia         100%
Front Tobago Inc.                             Front Tobago         Liberia          40%
Golden Aquarian Corporation                       Cos Hero         Liberia         100%
Golden Bayshore Shipping Corporation          Navix Astral         Liberia         100%
Golden Channel Corporation                 Front Commodore         Liberia         100%
Golden Estuary Corporation                  Front Comanche         Liberia         100%
Golden Fjord Corporation                    Front Commerce         Liberia         100%
Golden Fountain Corporation                Golden Fountain         Liberia          50%
Golden Hilton Shipping Corporation       Channel Navigator         Liberia         100%
Golden Lagoon Corporation                   Pacific Lagoon         Liberia          50%
Golden Ocean Tankers Limited               Holding Company         Liberia         100%
Golden President Shipping Corporation     Channel Alliance         Liberia         100%
Golden Seaway Corporation                     New Vanguard         Liberia         100%
Golden Sound Corporation                         New Vista         Liberia         100%
Golden Strait Corporation                   Golden Victory         Liberia         100%
Golden Stream Corporation                    Golden Stream         Liberia         100%
Golden Tide Corporation                      New Circassia         Liberia          50%
Hitachi Hull # 4983 Corporation                     Hakata         Liberia       33.33%
Ichiban Transport Corporation                      Ichiban         Liberia       33.33%
Katong Investments Ltd.                      Front Breaker         Liberia         100%
Kea Navigation Ltd                            Front Melody         Liberia         100%
Langkawi Shipping Ltd.                         Front Birch         Liberia         100%
Millcroft Maritime SA                       Front Champion         Liberia         100%
Neon Shipping SA                                 Front Sun         Liberia         100%
Otina Inc.                                      Front Tina         Liberia         100%
Optimal Shipping SA                         Front Symphony         Liberia         100%
Pablo Navigation SA                            Front Chief         Liberia         100%
Patrio Shipping Ltd.                          Front Hunter         Liberia         100%
Quadrant Marine Inc.                             Front Sky         Liberia         100%
Rakis Maritime SA                            Front Fighter         Liberia         100%
Ryan Shipping Corporation                    Front Warrior         Liberia         100%
Saffron Rose Shipping Limited                  Front Crown         Liberia         100%
Sakura Transport Corporation                      Sakura I         Liberia       33.33%
Sea Ace Corporation                              Front Ace         Liberia         100%
Sibu Shipping Ltd.                             Front Maple         Liberia         100%
South West Tankers Inc                         Front Sunda         Liberia         100%
Tokyo Transport Corporation                         Tanabe         Liberia       33.33%
Tidebrook Maritime Corporation             Front Commander         Liberia         100%
Ultimate Shipping Ltd.                       Front Century         Liberia         100%
West Tankers Inc.                              Front Comor         Liberia         100%
Frontline Management AS                 Management company          Norway         100%
Puerto Reinosa Shipping Co SA                  Front Lillo          Panama         100%
Aspinall Pte Ltd.                             Front Viewer       Singapore         100%
Blizana Pte Ltd.                               Front Rider       Singapore         100%
Bolzano Pte Ltd.                                  Mindanao       Singapore         100%
Cirebon Shipping Pte Ltd.                    Front Vanadis       Singapore         100%
Fox Maritime Pte Ltd.                         Front Sabang       Singapore         100%
Front Dua Pte Ltd.                           Front Duchess       Singapore         100%
Front Empat Pte Ltd.                        Front Highness       Singapore         100%
Front Enam Pte Ltd.                             Front Lord       Singapore         100%
Front Lapan Pte Ltd.                        Front Climber        Singapore         100%
Front Lima Pte Ltd.                            Front Lady        Singapore         100%
Front Tiga Pte Ltd.                             Front Duke       Singapore         100%
Front Tujuh Pte Ltd.                         Front Emperor       Singapore         100%
Front Sembilan Pte Ltd.                       Front Leader       Singapore         100%
Rettie Pte Ltd.                              Front Striver       Singapore         100%
Transcorp Pte Ltd.                            Front Guider       Singapore         100%
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